                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

       [  ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             Saratoga Beverage Group, Inc.

                    (Name of Registrant as Specified In Its Charter)

                             Saratoga Beverage Group, Inc.

                       (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[  ]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                          SARATOGA BEVERAGE GROUP, INC.

                                 11 GEYSER ROAD
                           SARATOGA SPRINGS, NY 12866
                                 (518) 584-6363

                ------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ------------------------------------------------

                          TO BE HELD ON AUGUST 18, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of Saratoga Beverage Group, Inc. (the "Company") will be held at the Company's headquarters at 11 Geyser Road, Saratoga Springs, New York, on Wednesday, August 18, 1999 at 10 a.m., eastern daylight time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of directors of the Company by holders of Class A and Class B Common Stock, voting together as a single class.

     2. Amendment of 1993 Stock Option Plan. Amendment of the Company's 1993 Stock Option Plan to eliminate, retroactive to June 29, 1998, non-employee director formula grants which are duplicative with grants now being made under the Company's 1998 Stock Option Plan.

     3. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 28, 1999 are entitled to vote at the meeting or any adjournment thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof.

     A copy of our Annual Report for the fiscal year ended December 31, 1998 is enclosed. The Annual Report and the financial statements contained therein are not a part of the proxy soliciting material enclosed with this notice.

                                             By Order of the Board of Directors

                                             Gyle J. Henderson
                                             Secretary

Saratoga Springs, New York
July 21, 1999

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          SARATOGA BEVERAGE GROUP, INC.

                                 11 GEYSER ROAD
                           SARATOGA SPRINGS, NY 12866
                                 (518) 584-6363

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 18, 1999

     This Proxy Statement is being furnished to the holders of Class A common stock, $.01 par value per share (the "Class A Common Stock"), and Class B common stock, $.01 par value per share (the "Class B Common Stock"), of Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held at 10 a.m., eastern daylight time, on August 18, 1999, at the Company's headquarters at 11 Geyser Road, Saratoga Springs, New York, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to stockholders on or about July 21, 1999.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained herein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (11 Geyser Road, Saratoga Springs, New York 12866), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary written notice of his or her intention to vote in person and to revoke his or her proxy prior to the exercise of the proxy. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on June 28, 1999 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,779,476 shares of the Class A Common Stock issued and outstanding and 522,955 shares of Class B Common Stock issued and outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to five votes on all matters properly presented at the Annual Meeting. Abstentions will have the same effect as votes against the proposals. Broker non-votes (i.e., instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) will be disregarded for the matters described below and will have no effect on the outcome of the votes for such matters. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE MATTERS DESCRIBED BELOW.

         The following table sets forth, as of June 28, 1999, certain information with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock, by each person who is known by the Company to own beneficially 5% or more of the Company's outstanding securities. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.


                                       Number of Shares of       Percentage Beneficially Owned
Name and Address of                        Common Stock          -----------------------------
Beneficial Owner                        Beneficially Owned         Of Shares      Of Voting Power
----------------                        ------------------          (1)(2)            (1)(2)(3)
Anthony Malatino (4)                       778,127 (8)               14.7%              29.7%

Warren Lichtenstein (5)                    591,758 (9)               11.0%               7.9%

Steven Bogen (6)                           406,793 (10)               7.7%               5.5%

Robin Prever (7)                           318,285 (11)               5.9%              13.2%


(1) Based upon 4,779,476 shares of Class A Common Stock and 522,955 shares of Class B Common Stock outstanding at June 28, 1999.

(2) The information presented with respect to stock ownership and related percentage information is based on common stock as a percentage of the aggregate number of shares of common stock outstanding, treating the Class A Common Stock and the Class B Common Stock as a single class. The number of shares of Class A Common Stock outstanding does not include (i) 30,000 shares issuable upon exercise of warrants to Global Financial Group, Inc. for acting as placement agent in connection with the offering of a 5% Subordinated Convertible Note, (ii) shares issuable upon conversion of a 5% Subordinated Convertible Note, and (iii) shares issuable upon exercise of certain outstanding stock options or reserved for issuance pursuant to the Company's 1993 Stock Option Plan, the Company's 1998 Stock Option Plan or otherwise that are not exercisable within 60 days.

(3) The Class A Common Stock and the Class B Common Stock are identical, except that the holders of the Class A Common Stock are entitled to one vote per share, whereas the holders of the Class B Common Stock are entitled to five votes per share on all matters submitted for stockholder vote.

(4) The business address of Mr. Malatino is c/o Morgan Stanley Dean Witter, 340 Broadway, Saratoga Springs, NY 12866. See "Certain Transactions."

(5) The business address of Mr. Lichtenstein is c/o Steel Partners II, LP, 750 Lexington Avenue, New York, NY 10022.

(6) The business address of Mr. Bogen is c/o The Fresh Juice Company of New York, Inc., 280 Wilson Avenue, Newark, NJ 07105.

(7) The business address of Ms. Prever is c/o Saratoga Beverage Group, Inc., 11 Geyser Road, Saratoga Springs, NY 12866.

(8) Includes 423,132 shares of Class A Common Stock outstanding and 354,995 shares of Class B Common Stock outstanding.

(9) Includes 506,258 shares of Class A Common Stock outstanding and 85,500 shares of Class A Common Stock issuable upon exercise of certain options that are exercisable within 60 days and excludes 27,500 shares issuable upon exercise of certain options that are not exercisable within 60 days.

(10) Includes 406,793 shares of Class A Common Stock outstanding.

(11) Includes 35,325 shares of Class A Common Stock outstanding, 167,960 shares of Class B Common Stock outstanding and 115,000 shares of Class A Common Stock issuable upon exercise of certain options that are exercisable within 60 days and excludes 300,000 shares issuable upon exercise of certain options that are not exercisable within 60 days.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's By-Laws provide that a plurality of the votes cast at the Annual Meeting of stockholders shall elect a Board of Directors, consisting of up to 15 members. Directors are elected for one-year terms and serve until the next annual meeting of stockholders and until their successors are elected and qualify or until their death, resignation or removal. Currently, the Board of Directors has five members but the Board of Directors has approved an increase in the size of the Board of Directors to seven members. A total of seven members will be elected at the Annual Meeting. The nominees for director are Robin Prever, Steven Bogen, Gilbert Bowen, William Colaianni, R.J. Barry Cox, Warren Lichtenstein and Leonard Toboroff.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth, as of June 28, 1999 certain information with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock by (i) each director and nominee for director of the Company, (ii) each person named in the compensation table and (iii) all officers, directors and nominees for director of the Company as a group. No nominee for director is related to any other nominee for director or executive officer of the Company by blood, marriage, or adoption, and, except as described below, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                  Percentage Beneficially Owned
                        Director of       Number of Shares of     -----------------------------
 Name and Address of      Company          Common Stock             Of Shares           Of Voting
  Beneficial Owner         Since          Beneficially Owned          (1)(2)          Power (1)(2)(3)
  ----------------         -----          ------------------          ------          ---------------
Director Nominees
Robin Prever (4)            1992              318,285(11)             5.9%               13.2%

Steven Bogen (5)            1999              406,793(12)             7.7%                5.5%

Gilbert Bowen (6)           ----                    0                   *                   *

William Colaianni (7)       ----               75,000(13)             1.4%                1.0%

R. J. Barry Cox (8)         1999                    0                   *                   *

Warren Lichtenstein (9)     1994              591,758(14)            11.0%                7.9%

Leonard Toboroff (10)       1993              197,500(15)             3.7%                2.7%


Other Named Officers

Adam Madkour (4)                               71,050(16)             1.3%                1.0%

All directors, executive officers
and nominees for directors as a
group (11 persons)                          1,693,284                 29.0%               29.8%

----------
*Less than 1%

(1) Based upon 4,779,476 shares of Class A Common Stock and 522,955 shares of Class B Common Stock outstanding at June 28, 1999.

(2) The information presented with respect to stock ownership and related percentage information is based on common stock as a percentage of the aggregate number of shares of Common Stock outstanding, treating the Class A Common Stock and the Class B Common Stock as a single class. The number of shares of Class A Common Stock outstanding does not include (i) 30,000 shares issuable upon exercise of warrants to Global Financial Group, Inc. for acting as placement agent in connection with the offering of a 5% Subordinated Convertible Note,
(ii) shares issuable upon conversion of a 5% Subordinated Convertible Note and
(iii) shares issuable upon exercise of certain outstanding stock options or reserved for issuance pursuant to the Company's 1993 Stock Option Plan, the Company's 1998 Stock Option Plan or otherwise that are not exercisable within 60 days.

(3) The Class A Common Stock and the Class B Common Stock are identical, except that the holders of the Class A Common Stock are entitled to one vote per share, whereas the holders of the Class B Common Stock are entitled to five votes per share on all matters submitted for stockholder vote.

(4) The business address of Ms. Prever and Mr. Madkour is c/o Saratoga Beverage Group, Inc., 11 Geyser Road, Saratoga Springs, NY 12866.

(5) The business address of Mr. Bogen is The Fresh Juice Company of New York, Inc., 280 Wilson Avenue, Newark, NJ 07105.

(6) The business address of Mr. Bowen is Bowen Brothers, Inc., 1050 Snively Avenue, Winter Haven, Florida 33880

(7) The business address of Mr. Colaianni is c/o Holding Capital Group, Inc., 10
E. 53rd Street, 30th Floor, New York, NY 10022-4242

(8) The business address of Mr. Cox is 11 Geyser Rd., Saratoga Springs, NY
12866.

(9) The business address of Mr. Lichtenstein is c/o Steel Partners II, LP, 780 Lexington Avenue, New York, NY 10022.

(10) The business address of Mr. Toboroff is c/o Lincolnshire Management, Inc., 780 Third Avenue, 40th Floor, New York, NY 10017.

(11) Includes 35,325 shares of Class A Common Stock outstanding, 167,960 shares of Class B Common Stock outstanding and 115,000 shares of Class A Common Stock issuable upon exercise of certain options that are exercisable within 60 days and excludes 300,000 shares issuable upon exercise of certain options that are not exercisable within 60 days.

(12) Includes 406,793 shares of Class A Common Stock outstanding.

(13) Includes 75,000 shares of Class A Common Stock issuable upon exercise of certain options that are exercisable within 60 days and excludes 15,000 shares issuable upon exercise of certain options granted to Holding Capital Group, Inc., a company with which Mr. Colaianni serves as an investment advisor. Mr. Colaianni disclaims beneficial ownership of these shares issuable to Holding Capital Group, Inc.

(14) Includes 506,258 shares of Class A Common Stock outstanding and 85,500 shares of Class A Common Stock Issuable upon exercise of certain options that are exercisable within 60 days and excludes 27,500 shares issuable upon options that are not exercisable within 60 days.

(15) Includes 197,500 shares of Class A Common Stock issuable upon exercise of certain options that are exercisable within 60 days and excludes 27,500 shares issuable upon options that are not exercisable within 60 days.

(16) Includes 50 shares of Class A Common Stock outstanding and 71,000 shares of Class A Common Stock issuable upon exercise of certain options that are exercisable within 60 days and excludes 29,000 shares issuable upon options that are not exercisable within 60 days.

     Ms. Prever (age 39) has been the president, chief executive officer and a director of the Company since its inception in April 1992. Ms. Prever was the secretary of the Company from its inception until April 1993. Ms. Prever was a vice president of Gabelli Asset Management Company, an investment advisory firm, where she was employed from 1986 to 1993. Ms. Prever is an attorney and has been a member of the bar in the State of Florida since 1985.

     Mr. Bogen (age 43) became a director of the Company on January 29, 1999 concurrently with the Company's acquisition of The Fresh Juice Company, Inc. Mr. Bogen was Chief Executive Officer of The Ultimate Juice Company, Inc. ("Ultimate Juice") from 1988 to January 29, 1999; Chairman of the Board of Ultimate Juice from 1989 through March 31, 1996; Chairman of the Board of Clear Springs Citrus, Inc. ("Clear Springs") from July 27, 1993 through August 31, 1996; President of Clear Springs from July 27, 1993 through March 11, 1994; Co-Chairman of the Board, Chief Executive Officer, and Secretary of Fresh Juice from April 1, 1996 to January 29, 1999.

     Mr. Bowen (age 70) is being nominated as a director of the Company. Mr. Bowen has been President of Bowen Brothers, Inc. (an agricultural company which owns citrus groves and cattle ranches and is a merchant of raw citrus fruit) since 1975. He has also been Chairman of the Board of Bowen Juices International (an importer of grape and apple juices from Brazil) since 1993. Mr. Bowen served as a director of The Fresh Juice Company, Inc. from September, 1997 until January 29, 1999.

     Mr. Colaianni (age 53) is being nominated as a director of the Company. Mr. Colaianni has been an investment advisor with Holding Capital Group, Inc. since 1993. Holding Capital Group, Inc. acted as a consultant to the Company during 1998. See "Certain Transactions." Mr. Colaianni is President of Sticky Pitch Corporation and serves as a director of S.V. Microwave Corporation, a manufacturer of microwave connectors, and C.C.E., a check cashing company.

     Mr. Cox (age 54) became a director of the Company on January 29, 1999 concurrently with the Company's acquisition of The Fresh Juice Company, Inc. Mr. Cox has extensive experience in the food and beverage industry, including serving as Chairman of the world-famous Hard Rock Cafe in its formative years as a public company. Mr. Cox was Director for Whitchurch from 1988 - 1995 and a director for the Pelican Group, Inc. from 1991 - 1993.

     Mr. Lichtenstein (age 34) has been a director of the Company since June 1994. Mr. Lichtenstein has been with Steel Partners II, LP since 1990. Prior thereto, Mr. Lichtenstein was with Ballantrae, a private investment firm, for two years. Mr. Lichtenstein serves as a director of SL Industries, Inc., Synercom Technology Inc. and Gateway Communications, Inc.

     Mr. Toboroff (age 67) has been a director of the Company since June 1993 and was elected chairman of the Board of Directors on December 12, 1995. He resigned as Chairman effective November 6, 1996. Mr. Toboroff has been vice president and vice chairman of the board of Allis-Chalmers Corp. since May 1988. Mr. Toboroff has been a practicing attorney since 1961 and from January 1, 1988 to December 31, 1990 was counsel to Summit Solomon & Feldesman in New York City. Mr. Toboroff has been a director of Ameriscribe, Inc. since August 1987 and was the chairman and chief executive officer thereof from December 1987 to May 1988. Mr. Toboroff was a director from May 1982 through September 1988, chairman and chief executive officer in June 1982 and vice chairman from June 1982 through September 1988 of American Bakeries Company. Mr. Toboroff is also an executive vice president and a director of Riddell Sports, Inc. Mr. Toboroff is a director of Banner Industries and Engex Corporation.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF ALL VOTES CAST BY HOLDERS OF CLASS A AND CLASS B COMMON STOCK AT THE ANNUAL STOCKHOLDERS MEETING.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1998, the Board of Directors of the company met nine times in addition to taking a number of actions by unanimous written consent. During fiscal year 1998, no incumbent director of the Company who served during 1998 attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

     The Company's Audit Committee is responsible for recommending the appointment of the Company's independent accountants, meeting with the independent accountants to outline the scope and review the results of the annual audit, and reviewing the systems of internal control and audit reports. The current members of the Audit Committee are directors Prever, Lichtenstein and Toboroff, with Mr. Toboroff serving as chairman. The Audit Committee held two meetings in 1998.

     The Compensation Committee of the Board of Directors recommends employee compensation, benefits and personnel policies to the Board of Directors and established for Board approval salary and cash bonuses for senior officers. The current members of the Compensation Committee are directors Lichtenstein and Toboroff. The Compensation Committee held two meetings in 1998.

     The Stock Option Committee administers the Company's 1993 Stock Option Plan and the 1998 Stock Option Plan. The current members of the Stock Option Committee are directors Lichtenstein and Toboroff. The Stock Option Committee held one meeting in 1998.

MANAGEMENT REMUNERATION

     The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 1996, 1997 and 1998 for services rendered during such period by the chief executive officer and the chief operating officer. No other executive officer of the Company received aggregate compensation from the Company exceeding $100,000 during the Company's fiscal year ended December 31, 1998.

                                                          Annual Compensation         Long-term Compensation
     Name and Principal Position           Year        Salary ($)       Bonus ($)     Options - (#) of shares
     Robin Prever, President                1998       125,000           63,937             100,000
       And Chief Executive Officer          1997       125,000                0                   0
                                            1996       125,000                0

     Adam Madkour, Chief                    1998       100,000           19,787              50,000
       Operating Officer                    1997       100,000            5,600                   0
                                            1996        90,000                0                   0

Employment Agreements

     In June 1993, the Company entered into an employment agreement with Ms. Prever, its president and chief executive officer, providing for annual compensation of $125,000. The agreement also provided for payment of an annual bonus at the sole discretion of the Board of Directors, with a minimum bonus each year equal to 5% of the Company's pre-tax profit in each contract year. In addition, the agreement included certain insurance and severance benefits. On January 28, 1999, the Company entered into a new four year employment agreement with its president, chief executive officer and chairperson of the Board (and a director) (the "Executive"), providing for annual compensation of $200,000 with annual cost of living adjustments and other increases at the discretion of the compensation committee. The Compensation Committee shall set goals on an annual basis for the Executive's performance as an officer of the Company, and shall cause the Company to pay to her an annual bonus in addition to the salary based on the achievement by the Executive of such goals. Non-qualified stock options to purchase 300,000 shares of Class A Common Stock at an exercise price of $2.375 per share, the fair market value on the date of grant, were issued as part of this agreement and shall vest over a three year period from the date of grant at a rate of 33% per year, commencing with the first anniversary of the date of grant. Upon the termination of her employment agreement for any reason, any unvested stock options shall lapse, and the Executive shall have one year from the date of termination to exercise any vested stock options. The Executive's vested stock options shall be exercisable for a period of ten (10) years from the date of issuance. Under her employment agreement, the Executive will not engage in a business which competes with the Company for the term of the employment agreement and for two years thereafter. In the event that (i) other than following a change in control, the Executive's employment is terminated by the Company in breach of her employment agreement, or the Executive shall terminate her employment for Good Reason (as defined in her employment agreement), (ii) the Executive's employment shall be terminated for any reason, other than for Cause (as defined in her employment agreement), death or Disability (as defined in her employment agreement), within six (6) months following a change in control (as defined in her employment agreement) of the Company, or (iii) the Executive terminates her employment immediately upon a change in control, then the Company will pay the Executive as a severance and non-competition payment equal to (x) her base salary and (y) the average bonus actually paid to the Executive with respect to the last two years, in each case for the remainder of her term plus one year.

Stock Option Grants

     The following table sets forth information with respect to Robin Prever and Adam Madkour concerning the grant of stock options during the fiscal year ended December 31, 1998. The Company did not grant any stock appreciation rights during such fiscal year.


                                                 INDIVIDUAL GRANTS

                               NUMBER OF
                               SECURITIES          % OF TOTAL OPTIONS
                           UNDERLYING OPTIONS     GRANTED TO EMPLOYEES      EXERCISE OR
                                GRANTED                   IN                   BASE         EXPIRATION
              NAME               (#)(1)               FISCAL YEAR              PRICE           DATE
              ----               ------               -----------              -----           ----
          Robin Prever           100,000                 30.5%                $2.25          1/02/03
          Adam Madkour            50,000                 15.3%                $2.25          1/02/08



     (1) All options were granted under the 1993 Stock Option Plan.

Stock Option Holdings

         The following table sets forth information with respect to Robin Prever and Adam Madkour concerning the unexercised stock options held as of the end of the last fiscal year. Neither Ms. Prever nor Mr. Madkour exercised stock options during the Company's fiscal year ended December 31, 1998.


                                     FISCAL YEAR-ENDED OPTION VALUES
                 NUMBER OF UNEXERCISED OPTIONS     VALUE OF UNEXERCISED IN-THE-MONEY
                      AT DECEMBER 31, 1998          OPTIONS AT DECEMBER 31, 1998 (1)
                 -----------------------------     ---------------------------------
   NAME          EXERCISABLE     UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
Robin Prever        65,000          50,000              0                  0
Adam Madkour        71,000               0              0                 --

(1) No options were in the money at December 31, 1998. The closing stock price at December 31, 1998 was $2.1875.

1993 Stock Option Plan

     In June 1993, the Board of Directors approved the adoption of the Saratoga Spring Water Company 1993 Stock Option Plan (the "1993 Stock Option Plan"). The 1993 Stock Option Plan originally provided for the issuance of options covering up to 466,000 shares of Class A common stock (subject to adjustments in the event of stock splits, stock dividends and similar dilutive events) and Stock Appreciation Rights in tandem with options. On December 12, 1995, the shareholders of the Company approved an amendment to the 1993 Stock Option Plan increasing the number of shares available for issuance from 466,000 to 616,000. Generally, Stock Appreciation Rights will be subject to the same terms and conditions as options. Options may be granted under the 1993 Stock Option Plan to employees, officers or directors of, and consultants and advisors to, the Company.

     Options granted to employees may either be incentive stock options (as defined in the Internal Revenue Code of 1986, as amended) or non qualified stock options. The purchase price of the Class A Common Stock made subject to an option shall be determined by the Stock Option Committee at the time of grant, provided that the purchase price of incentive stock options may not be less than the fair market value of the Company's Class A Common Stock on the date of grant. Subject to the foregoing, the terms of each option and the increments in which it is exercisable are determined by the Stock Option Committee, provided that no option may be exercised after ten years and one day from the date of grant (ten years in the case of an incentive stock option). To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive stock options become exercisable for the first time by an optionee during any calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non qualified stock option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an incentive stock option, the purchase price per share cannot be less than 110% of the fair market value on the date of grant and the term of the incentive stock option cannot exceed five years from the date of grant.

     Furthermore, under the 1993 Stock Option Plan, directors who are not also employees of the Company receive an Option ("Initial Option") to purchase 2,000 shares of Class A Common Stock upon their initial election to the Board of Directors, exercisable at the fair market value on the date of grant. In addition, on the date of each annual meeting of stockholders, each qualified director will automatically receive options ("Annual Options") to purchase 2,000 shares of Class A Common Stock exercisable 50% per year over a period of two years beginning on the date of grant, at the fair market value of the Class A Common Stock on the date of grant. The Company intends to amend the 1993 Stock

Option Plan, retroactively as of June 29, 1998, to terminate these provisions of the 1993 Stock Option Plan, given the approval of the 1998 Stock Option Plan (as hereinafter defined). See "Proposal II - Amendment of 1993 Stock Option Plan."

         Generally, options granted to directors under the 1993 Stock Option Plan will terminate three months after the date of the director's termination, resignation or retirement from the Board of Directors, but in no event after the option has expired by its terms. If any option granted under the 1993 Stock Option Plan should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares will become available for further grant under the 1993 Stock Option Plan.

1998 Stock Option Plan

     In August 1998, the Board of Directors approved the adoption of the Saratoga Beverage Group, Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan"). The 1998 Stock Option Plan provides for the issuance of options covering up to 900,000 shares of Class A Common Stock or Class B Common Stock (collectively "Shares") (subject to adjustments in the event of stock splits, stock dividends and similar dilutive events). Options may be granted under the 1998 Stock Option Plan to employees, officers or directors of the Company. The 1998 Stock Option Plan will be administered by the Stock Option Committee. Options granted to employees may either be incentive stock options (as defined in the Internal Revenue Code of 1986, as amended) ("ISOs") or non-qualified stock options ("NQSOs"). The purchase price of the Shares made subject to an option shall be determined by the Stock Option Committee at the time of grant, provided that the purchase price of incentive stock options may not be, and the price of non-qualified options generally will not be, less than the fair market value of the Class A Common Stock on the date of grant. Subject to the foregoing, the terms of each option and the increments in which it is exercisable are determined by the Stock Option Committee, which will generally provide that no option may be exercised after ten years from the date of grant. If an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an ISO, the purchase price per share cannot be less than 110% of the fair market value on the date of grant and the term of the ISO cannot exceed five years from the date of grant.

     Non-employee directors and key employees (defined as full-time employees) of the Company or any future Subsidiary Corporation (as defined in the 1998 Stock Option Plan) of the Company are eligible to participate in the 1998 Stock Option Plan; provided, however, that ISOs may only be granted to employees of the Company or a Subsidiary Corporation. Each non-employee director of the Company on January 1 of a year during the term of the 1998 Stock Option Plan will automatically receive options to purchase 5,000 shares of Class A Common Stock at the fair market value of the Class A Common Stock on the date of grant.

     Any one optionee may not be granted options to purchase in excess of 300,000 Shares during any fiscal year of the Company; provided, however, that the Stock Option Committee may adopt procedures for the counting of shares relating to any grant of options to ensure appropriate counting, avoid double counting and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such grant; provided further, however, that the options granted under the 1993 Stock Option Plan shall not be treated as outstanding.

     During 1998, a total of 437,501 stock options were granted, 30,000 were exercised, and 190,120 expired from the 1993 Stock Option Plan and the 1998 Stock Option Plan. The Company did not grant stock appreciation rights.

Director Compensation

     All non-employee directors are reimbursed for reasonable expenses incurred in connection with attending meetings of the Board of Directors. 5,000 options are granted to non-employee directors on January 1 of each year of service on the Board of Directors under the 1998 Stock Option Plan. Each non-employee director receives $1,000 for each quarterly meeting attended. Additionally, 100,000 options were granted to Mr. Toboroff, 50,000 options were granted to Mr. Lichtenstein, 50,000 options were granted to Mr. Madkour, and 100,000 options were granted to Ms. Prever on January 2, 1998 at an exercise price of $2.25 per share, the closing price of the Company's Class A common stock at January 5, 1998. All such options vest according to the provisions of the 1993 Stock Option Plan and have a term of ten years, except that the options granted to Ms. Prever have a term of five years. During 1998, 150,000 options of Ms. Prever's expired.

Stockholder Agreement; Voting Agreement

     Anthony Malatino, the chairman of the board of the Company until December 12, 1995, and Robin Prever, the president, chief executive officer and a director of the Company, entered into a voting trust agreement, dated August 17, 1992, as amended in April 1993 (the "Stockholder Agreement"). This agreement expired in 1998. Ms. Prever and Mr. Malatino are party to an arrangement whereby, upon the death of one, the other would have an opportunity to acquire the shares of Class B Common Stock then owned by the other for fair market value. The parties are negotiating an amendment to this arrangement. Currently, neither Ms. Prever nor Mr. Malatino has the right to vote or dispose of the shares of Class B Common Stock owned by the other.

     On October 13, 1998, the Company, Steven Bogen, Robin Prever and Anthony Malatino entered in a Stockholder Agreement in which Ms. Prever and Mr. Malatino agreed to vote all of their shares of Common Stock to elect, re-elect and prevent any proposed removal of, Mr. Bogen as a member of the Board of Directors. The Stockholder Agreement expires on the earlier of the date (i) after the Effective Date (as defined in the Merger Agreement) that Mr. Bogen directly owns less than 400,000 shares of Class A Common Stock, (ii) Mr. Bogen is convicted of a felony or a misdemeanor involving moral turpitude, dishonesty, theft or unethical business conduct, or (iii) Mr. Bogen breaches his fiduciary duties, in a material fashion, to the Company or its stockholders.

CERTAIN TRANSACTIONS

     Holding Capital Group, Inc. acted as financial consultant to the Company during 1998 and was paid $165,000 and was issued 15,000 options. Mr. William Colaianni, in his capacity as investment advisor of Holding Capital Group, Inc., was also issued 15,000 options. For the period ending July 31, 1999 Mr. Colaianni was employed by the Company on a part-time basis and was paid $12,000 and was issued 60,000 options. Holding Capital Group, Inc. was paid $48,000 for the use of Mr. Colaianni's services.

         At March 31, 1999, the Company's cash, cash equivalents, and short term investment balance included approximately $117,600 with Morgan Stanley Dean Witter. A principal stockholder of the Company is an officer of Morgan Stanley Dean Witter.

               PROPOSAL II -- AMENDMENT OF 1993 STOCK OPTION PLAN

     In August 1998, the Board of Directors approved the 1998 Stock Option Plan, subject to approval of the 1998 Stock Option Plan by the Company's stockholders (which approval was received in October 1998). Under the 1998 Stock Option Plan, directors who are not also employees of the Company receive a NQSO to purchase 5,000 shares of Class A Common Stock on January 1 of each year of service on the Board of Directors. All such options granted to directors will (a) bear an exercise price per share equal to 100% of the fair market value of a share of Class A Common Stock on the date of the grant; (b) have a term of ten years from the date of grant; (c) terminate three months following termination of service as a director of the Company for any reason other than for cause, or immediately upon termination of service as a director for cause, but in no event after the option has expired by its terms.

     In addition, under the 1993 Stock Option Plan, directors who are not also employees of the Company receive an Initial Option to purchase 2,000 shares of Class A Common Stock upon their initial election to the Board of Directors, exercisable at the fair market value on the date of grant. In addition, on the date of each annual meeting of stockholders, each qualified director will automatically receive Annual Options to purchase 2,000 shares of Class A Common Stock exercisable 50% per year over a period of two years beginning on the date of grant, at the fair market value of the Class A Common Stock on the date of grant.

     Given the approval of the 1998 Stock Option Plan, the Board of Directors does not deem it appropriate that non-employee directors receive formula grants of options under both the 1993 Stock Option Plan and the 1998 Stock Option Plan. Therefore, the Board of Directors, in August 1998 eliminated formula grants to non-employee directors under the 1993 Stock Option Plan, retroactive to June 29, 1998, subject to stockholder approval.

     Except for the elimination of the provisions of the 1993 Stock Option Plan regarding non-employee director formula grants, the 1993 Stock Option Plan will remain in full force and effect as at present. The amendment to the 1993 Stock Option Plan would provide that Section 10 of the 1993 Stock Option Plan (entitled "Non-Employee Director Options") be deleted in its entirety and replaced with "Deleted."

     A summary of the 1993 Stock Option Plan is set forth under "Management Remuneration - 1993 Stock Option Plan" and is qualified in its entirety by reference to the terms of the 1993 Stock Option Plan, a copy of which is incorporated by reference to the Company's public filings and a copy of which is available upon request of a stockholder.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE ABOVE-DESCRIBED AMENDMENT TO THE 1993 STOCK OPTION PLAN ELIMINATING THE PROVISIONS REGARDING NON-EMPLOYEE DIRECTOR FORMULA GRANTS.

     ADOPTION OF THE ABOVE-DESCRIBED AMENDMENT TO THE 1993 STOCK OPTION PLAN ELIMINATING THE PROVISIONS REGARDING NON-EMPLOYEE DIRECTOR FORMULA GRANTS REQUIRES THAT THE VOTES CAST (IN PERSON OR BY PROXY) AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF IN FAVOR OF ADOPTION EXCEED THOSE CAST AGAINST.

                              STOCKHOLDER PROPOSALS

         Any proposal that a stockholder wishes to have presented at the next Annual Meeting of the Company must be received at the main office of the Company for inclusion in the proxy statement no later than 120 days in advance of August 18, 2000. Any such proposal such be sent to the attention of the Secretary of the Company at 11 Geyser Road, Saratoga Springs, New York 12866 by certified mail, returned receipt requested. A PROXY WILL CONFER DISCRETIONARY AUTHORITY TO MANAGEMENT OF THE COMPANY TO VOTE ON ANY MATTER AT THE 1999 ANNUAL MEETING BY AUGUST 18, 1999. A proxy will confer discretionary authority to management of the Company to vote on any matter for which the Company received notice by a stockholder prior to July 3, 2000; provided, however, that if the 2000 Annual Meeting is held prior to July 19, 2000 or after September 17, 2000, the Company will notify stockholders of a revised date for submitting notice to the Company.

                   FILINGS UNDER SECTION 16(A) OF THE 1934 ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Class A Common Stock (collectively, the "Reporting Persons") file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms received by the Company, and/or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1998, all filing requirements applicable all Reporting Persons with respect to Section 16(a) of the 1934 Act were complied with.

                                  OTHER MATTERS

          A representative of PricewaterhouseCoopers, LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to appropriate questions and to make statements as he may desire.

         Upon the written request of any stockholder, management will provide, free of charge, a copy of the Company's Annual Report in Form 10-KSB for the fiscal year ended December 31, 1998, including financial statements and exhibits thereto. Requests should be directed to Secretary, Saratoga Beverage Group, Inc., 11 Geyser Road, Saratoga Springs, NY 12866.

         Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Class A Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         It is important that your shares by represented at the Annual Meeting. If you are unable to be present at the Annual Meeting in person, you are respectfully requested to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

         Insofar as any of the information in the Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                 By Order of the Board of Directors






                                 Robin Prever, President
                                 and Chief Executive Officer


July 21, 1999

                                      PROXY
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                          SARATOGA BEVERAGE GROUP, INC.

                                 AUGUST 18, 1999

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints Gayle J. Henderson, secretary to the Company, as proxy with power of substitution to vote the shares of stock of SARATOGA BEVERAGE GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, August 18, 1999 at 10:00 a.m., and at any adjournment thereof, as follows:


             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

              - Please Detach and Mail in the Envelope Provided -

[  ] PLEASE MARK YOUR
     VOTE AS IN THIS
     EXAMPLE.


                                                       WITHHOLD
                      FOR ALL NOMINEES                 AUTHORITY
                      (EXCEPT AS MARKED           TO VOTE FOR ALL
                    BELOW TO THE CONTRARY)             NOMINEES
1. Election of          [         ]                   [        ]
   Directors:

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:



________________________________________________________________________

Nominees:
  Steven Bogen
  Gilbert Bowen
  William Colaianni
  R.J. Barry Cox
  Warren Lichtenstein
  Robin Prever
  Leonard Toboroff

                                     FOR       AGAINST       ABSTAIN
2. Amendment of 1993 Stock Option    [  ]        [  ]          [  ]
   Plan to eliminate, retroactive
   to June 29, 1998, non-employee,
   director formula grants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR QUESTIONS 1 AND 2 LISTED ABOVE.

In his discretion, the proxy is authorized to vote upon such other business as may lawfully come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxies may do by virtue hereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THE PROXY RELATES WILL BE VOTED AS SPECIFIED, AND IF NO OTHER SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS, AND FOR THE AMENDMENT TO THE 1993 STOCK OPTION PLAN DESCRIBED ABOVE. IT IS UNDERSTOOD THAT THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. THE PROXY INTENDS TO VOTE THE SHARES REPRESENTED BY THIS PROXY ON SUCH MATTERS, IF ANY, AS DETERMINED BY THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FURNISHED HEREWITH.

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


Signature(s) ____________________________________________ Dated___________, 1999

(NOTE: These signature(s) should agree exactly with the name(s) printed at the beginning of this Proxy. Executors, administrators, trustees, guardians and attorneys should so indicate when signing.)